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Exhibit 5.15

CABANISS, JOHNSTON, GARDNER, DUMAS & O'NEAL LLP
Park Place Tower
2001 Park Place North, Suite 700
Birmingham, Alabama 35203

September 26, 2011

Fountain Ambulance Service, Inc.
Hank's Acquisition Corp.
MedLife Emergency Medical Service, Inc.
c/o Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

  Re:
  Registration Statement on Form S-4
  $950,000,000 Principal Amount of 8.125% Senior Notes due 2019

Ladies and Gentlemen:

        We have acted as special Alabama counsel to Fountain Ambulance Service, Inc., an Alabama corporation ("Fountain"), Hank's Acquisition Corp., an Alabama corporation ("Hank's"), and MedLife Emergency Medical Service, Inc., an Alabama corporation ("MedLife," and together with Fountain and Hank's, collectively, the "Alabama Guarantors" and individually, an "Alabama Guarantor"), in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 filed with the Commission on September 26, 2011 (the "Registration Statement") relating to the proposed offering by Emergency Medical Services Corporation, a Delaware corporation (the "Issuer"), of $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "New Notes"), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer's outstanding 8.125% Senior Notes (the "Old Notes"). The New Notes are to be issued pursuant to the Indenture, dated as of May 25, 2011, among CDRT Merger Sub, Inc., a Delaware corporation ("CDRT"), the subsidiary guarantors from time to time party thereto, and Wilmington Trust FSB, a federal savings bank, as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of May 25, 2011, among CDRT, the subsidiary guarantors from time to time party thereto and the Trustee, and as further amended by the Second Supplemental Indenture dated as of May 25, 2011 (together with the Indenture and the First Supplemental Indenture, the "Indenture"), among the Issuer, the subsidiary guarantors from time to time party thereto and the Trustee. The obligations of the Issuer pursuant to the New Notes are each to be guaranteed by the Alabama Guarantors pursuant to and as set forth in the Indenture (the "Guarantee").

        Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Alabama, excluding laws of any county, municipality or other political subdivision thereof.

Fountain Ambulance Service, Inc.
Hank's Acquisition Corp.
MedLife Emergency Medical Service, Inc.
Debevoise & Plimpton LLP
September 26, 2011

We express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America.

        In connection with this opinion, we have examined executed originals or counterparts or other copies identified to our satisfaction of the following documents (collectively, the "Reviewed Documents" and individually, a "Reviewed Document"):

  (1)
  the Indenture;

  (2)
  the form of the New Notes included as Exhibit A to the Indenture;

  (3)
  a certificate of the Secretary of the Alabama Guarantors, as of the date hereof certifying as to, among other things, (a) the articles of incorporation of the Alabama Guarantors and all amendments thereto, and the bylaws of the Alabama Guarantors; (b) a copy of the unanimous written consent of the sole director of certain subsidiaries of the Issuer, including the Alabama Guarantors, dated May 25, 2011, including all exhibits and attachments thereto and (c) a copy of the Action by Written Consent of the Sole Shareholder dated September 22, 2011 of each of the respective Alabama Guarantors (the "Secretary's Certificate");

  (4)
  certificates of the Secretary of State of the State of Alabama dated September 16, 2011, attesting to the continued corporate existence of the Alabama Guarantors in the State of Alabama;

  (5)
  certificates of the Department of Revenue of the State of Alabama dated September 16, 2011, and in the case of Hank's, September 20, 2011, attesting to the good standing of the Alabama Guarantors in the State of Alabama;

  (6)
  the Registration Statement to be filed with the Securities and Exchange Commission; and

  (7)
  such other agreements, certificates, documents, records and papers including, without limitation, certificates of public officials and certificates of representatives of the Alabama Guarantors, as we have deemed appropriate, in our professional judgment, to give the opinions and confirmations set forth below.

        The documents specified in items (1) and (2) above are hereinafter collectively called the "Transaction Documents" and individually, a "Transaction Document."

        We have relied upon the factual representations made in the Reviewed Documents, certificates and results of public records searches listed above and upon certificates or comparable documents of officers and representatives of the Issuer and the Alabama Guarantors. We have conducted no further

Fountain Ambulance Service, Inc.
Hank's Acquisition Corp.
MedLife Emergency Medical Service, Inc.
Debevoise & Plimpton LLP
September 26, 2011

investigation of factual matters, nor do we assume responsibility therefor. In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that

          (a)   each Reviewed Document submitted to us as an original is authentic; each Reviewed Document submitted to us as a certified, conformed, telecopied, photostatic, electronic or execution copy conforms to the original of such document, and each such original is authentic; and all signatures appearing on Reviewed Documents are genuine;

          (b)   each party to a Transaction Document, other than the Alabama Guarantors, has the requisite power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform its obligations under such Transaction Document;

          (c)   all the Transaction Documents have been, or will be, duly authorized, executed and delivered by each party thereto, other than the Alabama Guarantors;

          (d)   the Transaction Documents are enforceable against each of the parties thereto;

          (e)   the form of and terms contained in the New Notes conform in all respects to the descriptions contained in the Indenture;

          (f)    none of the parties to the Indenture, other than the Alabama Guarantors, is transacting business in the State of Alabama unless it is properly registered or qualified to transact business in the State of Alabama or exempt from such registration or qualification;

          (g)   all natural persons who have signed or will sign any of the Reviewed Documents had, or will have, as the case may be, the legal capacity to do so at the time of such signature; and

          (h)   the statements, recitals, representations and warranties as to matters of fact set forth in the Transaction Documents are accurate and complete. We have not reviewed any organizational documents of the Alabama Guarantors other than the Secretary's Certificate and the documents attached thereto, and the Certificates of Existence and Certificates of Good Standing referred to in clauses (5) and (6) above, and we assume that these organizational documents are true, accurate and complete in all respects as of the date of this letter.

        Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that as of this date:

  1.
  Each of the Alabama Guarantors is a corporation validly existing and in good standing under the laws of the State of Alabama. In giving the opinion contained in this paragraph, we have relied solely on the certificates of the Alabama Secretary of State and the Alabama Department of Revenue referred to in clauses (4) and (5) above, and we have not made any independent investigation with respect thereto.

Fountain Ambulance Service, Inc.
Hank's Acquisition Corp.
MedLife Emergency Medical Service, Inc.
Debevoise & Plimpton LLP
September 26, 2011

  2.
  Each of the Alabama Guarantors has the requisite corporate power and authority to execute and deliver the Indenture and perform its obligations under the Indenture, including the Guarantee.

  3.
  The execution, delivery and performance by the Alabama Guarantors of the Indenture, including the Guarantee set forth therein, have been duly authorized by all necessary corporate action on the part of each of the Alabama Guarantors. The Indenture has been duly executed and delivered by the Alabama Guarantors.

        Our opinions and confirmations set forth above are subject to the following additional qualifications and limitations:

  A.
  We express no opinion on any matter that is affected by any actual fact or circumstance inconsistent with or contrary to any assumption set forth in this opinion letter or in any certificate or document referred to herein as one on which we have relied.

  B.
  We express no opinion with respect to any federal or state securities laws, tax laws or antitrust laws.

  C.
  We express no opinion as to (i) the existence, adequacy, payment or receipt of consideration or value, including, without limitation, whether each of the Alabama Guarantors received adequate consideration and value in exchange for incurring the obligations and liabilities imposed upon it by or in connection with the Indenture and the Guarantees, or (ii) the title to any property of any of the Alabama Guarantors.

  D.
  Our opinions set forth in this opinion letter are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions in response to changes in the law becoming effective, or future events or circumstances affecting the transactions contemplated by the Transaction Documents, after the date of effectiveness of the Registration Statement. This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Notes" in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,
CABANISS, JOHNSTON, GARDNER, DUMAS & O'NEAL LLP
/s/ Cabaniss, Johnston, Gardner, Dumas & O'Neal LLP

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  Exhibit 5.15